Exhibit 11
Peter Kiewit Sons', Inc.
Calculation or Earnings per Share
For the three and six months ended September 30, 1997 and 1996
                                              Class C Stock
                                Three Months Ended          Nine  Months Ended
                                   September 30,               September  30,
                                1997          1996          1997       1996
Actual weighted shares
 outstanding for the period  10,086,016    11,013,724    9,570,079  10,542,158

Dilutive stock options using
 average market price                 -             -            -           -
                             ----------    ----------    ---------  ----------

Total number of shares
 used to compute primary
 earnings per share.         10,086,016    11,013,724    9,570,079  10,542,158

Additional dilutive
 stock options using
 ending market price                  -             -            -           -

Additional dilutive shares
 assuming conversion of
 convertible debentures         436,833       354,889      436,833     357,391
                             ----------    ----------    ---------   ---------

Total number of shares
 used to compute fully
 diluted earnings per share  10,522,849    11,368,613    10,006,912 10,899,549
                             ==========    ==========    ========== ==========

Net income from continuing
 operations available to
 common shareholders         $   34,141    $    40,078   $   83,858 $   75,726

Add: Interest expense,
 net of tax effect
 associated with
 convertible debentures             126             96          393        286
                             ----------    -----------   ----------  ---------

Net income from
 continuing operations
 for fully diluted shares    $   34,267    $    40,174   $   84,251  $  76,012

Discontinued operations:
 Income (Loss) from
  discontinued operations,
  net of tax                          -              -            -          -
Extraordinary Item -
 Windfall Tax                         -              -            -          -
                             ----------    -----------    ---------   --------

Total Discontinued
 Operations                  $        -    $         -    $       -   $      -
                             ----------    -----------    ---------   --------

Net Income                   $   34,267    $    40,174    $  84,251   $ 76,012
                             ==========    ===========    =========   ========

Primary earnings per share:
 Continuing Operations             3.38           3.64         8.76       7.18
 Discontinued Operations:
  Discontinued operations             -              -            -          -
  Extraordinary Item -
   Windfall tax                       -              -            -          -
                             ----------    -----------    ---------    -------
Total Discontinued
 Operations                  $        -    $         -    $       -    $     -
                             ----------    -----------    ---------    -------

Primary earnings per share:  $     3.38    $      3.64    $    8.76    $  7.18
                             ==========    ===========    =========    =======

Fully diluted earnings
 per share
  Continuing operations            3.26           3.53         8.42       6.97
  Discontinued operations:
   Discontinued operations            -              -            -          -
   Extraordinary Item -
    Windfall tax                      -              -            -          -
                             ----------    -----------     --------    -------
     Total Discontinued
      Operations                      -              -            -          -
                             ----------    -----------     --------    -------
Fully diluted earnings
 per share                   $     3.26    $      3.53     $   8.42    $  6.97
                             ==========    ===========     ========    =======



                                                                    Exhibit 11
Peter Kiewit Sons', Inc.
Calculation or Earnings per Share
For the three and six months ended September  30, 1997 and 1996

                                          Class D Stock
                               Three Months Ended         Nine  Months Ended
                                 September  30,               September 30,
                               1997          1996          1997         1996

Actual weighted
 shares outstanding
 for the period             24,585,375    23,181,785    24,513,018  23,207,898

Dilutive stock options
 using average market price          -             -             -           -
                            ----------    ----------    ----------   ---------

Total number of shares
 used to compute primary
 earnings per share.        24,585,375    23,181,785    24,513,018  23,207,898

Additional dilutive
 stock options using
 ending market price                 -             -             -           -

Additional dilutive
 shares assuming conversion
 of convertible debentures           -             -             -           -
                            ----------    ----------    ----------  ----------

Total number of shares used
 to compute fully diluted
 earnings per share.        24,585,375    23,181,785    24,513,018  23,207,898
                            ==========    ==========    ==========  ==========

Net income from continuing
 operations available to
 common shareholders        $    6,330    $   17,638    $   34,369   $  50,972

Add: Interest expense,
 net of tax effect
 associated with
 convertible debentures              -             -             -           -
                            ----------    ----------    ----------   ---------
Net income from continuing
 operations for fully
  diluted shares            $    6,330    $   17,638    $   34,369   $  50,972
                            ==========    ==========    ==========   =========

Discontinued operations:
 Income (Loss) from
 discontinued operations,
 net of tax                     13,478         5,119        26,406       7,589
 Extraordinary Item -
  Windfall Tax                 (63,594)            -       (63,594)          -
                            ----------     ---------     ---------     -------
Total Discontinued
 Operations                 $  (50,116)    $   5,119     $ (37,188)    $ 7,589
                            ----------     ---------     ---------     -------

Net Income                  $  (43,786)    $  22,757     $  (2,819)    $58,561
                            ==========     =========     =========     =======

Primary earnings per share:
 Continuing Operations            0.26          0.76          1.40        2.19
Discontinued Operations:
 Discontinue operations           0.55          0.22          1.08        0.33
 Extraordinary Item -
  Windfall tax                   (2.59)            -         (2.59)          -
                            ----------     ---------     ---------     -------
   Total Discontinued
    Operations              $    (2.04)    $    0.22     $   (1.51)    $  0.33
                            ----------     ---------     ---------     -------
Primary earnings per share  $    (1.78)    $    0.98     $   (0.11)    $  2.52
                            ==========     =========     =========     =======


Fully diluted earnings
 per share
Continuing operations             0.26          0.76          1.40        2.19
  Discontinued operations:
   Discontinued operations        0.55          0.22          1.08        0.33
   Extraordinary Item -
    Windfall tax                 (2.59)            -         (2,59)          -
                            ----------     ---------     ---------      ------
     Total Discontinued
      Operations                 (2.04)            -         (1.51)          -
                            ----------     ---------     ---------      ------

Fully diluted earnings
 per share                  $    (1.78)    $    0.98     $   (0.11)     $ 2.52
                            ==========     =========     =========      ======